Exhibit 4.3

                           Assignment and Assumption
                          Agreement by and between the
                    Company, BEC and the Selling Shareholder

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of March 11, 1998, among Banque Edouard Constant, a Swiss corporation ("Assignor"), KA Investments LDC, a Cayman Islands corporation ("Assignee"), and Sigma Designs, Inc., a California corporation (the "Company").

         WHEREAS, the Company and Assignor entered into a certain Subscription Agreement (the "Subscription Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement), dated as of June 25, 1997;

         WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, the Company delivered to Assignor 40,000 shares of Series A Preferred Stock (the "Shares") and a common stock purchase warrant pursuant to which the Assignor is currently entitled to acquire 57,142 shares of Common Stock of the Company at an exercise price of $9.425, as set forth thereunder (the "Warrant") (the shares of Common Stock underlying the Warrant are referred to as the "Warrant Shares");

         WHEREAS, the Assignor wishes to hereby sell, transfer, convey and assign to the Assignee its right, title and interest in 15,000 Shares (the "Sold Shares") and 21,428 Warrant Shares (the "Sold Warrants," together with the Sold Shares, the "Securities") and to retain its right, title and interest in the remaining 8,000 Shares and the remaining 35,714 Warrant Shares;

         WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, the Company granted the Assignor certain registration rights regarding the Common Stock underlying the Shares (the "Underlying Shares") and the Warrant Shares pursuant to the Registration Rights Agreement, dated as of June 25, 1997 between the Company and the Assignor (the "Registration Rights Agreement");

         WHEREAS, pursuant to the Registration Rights Agreement, on August 7, 1997, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") covering the resale of the Underlying Shares and Warrant Shares (the "Registration Statement") and, in connection with the closing of the transactions contemplated hereunder, the Company will file a new registration statement (the "New Registration Statement") in order to register an additional 900,000 shares of Common Stock pursuant to the terms of the Registration Rights Agreement (the "Additional Registrable Securities") and to include the Assignee as a selling shareholder thereunder with respect to its Underlying Shares and Warrant Shares (the "Assignee's Underlying Share"); and

         WHEREAS,   the  Company  has  agreed  to  permit  the  sale,  transfer, conveyance and assignment of the Securities, subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Assignment of the Securities. Subject to the terms and conditions set forth in this Agreement and the Escrow Agreement among the Company, Assignor and Assignee, dated the date hereof (the "Escrow Agreement"), the Assignor hereby sells, transfers, conveys and assigns to Assignee the Securities, the Assignee accepts such sale, transfer, conveyance and assignment in reliance upon the Assignor's representations and warranties set forth in Schedule A and the Company's representations and warranties set forth in Schedule B and the Company agrees to permit such sale, transfer, conveyance and assignment of the Securities in reliance upon the Assignee's representations and warranties set forth in Schedule C.

         2. Purchase Price. The purchase price for the Securities shall be $1,500,000 (the "Purchase Price").

         3. Filing of the New Registration Statement. The Company acknowledges and confirms that within five (5) business days of its receipt of a fully-executed copy of this Agreement (the "Filing Date"), it will file the New Registration Statement to include the Additional Registrable Securities and name the Assignee as a selling shareholder thereunder with respect to the Assignee's Underlying Shares, provided, however, that not less than three (3) business days prior to the Filing Date, the Company shall (i) furnish to the Assignee and its counsel, copies of all such documents proposed to be filed in connection with the New Registration Statement, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Assignee and its counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to the Assignee, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the New Registration Statement if the Assignee is reviewing the New Registration Statement and shall reasonably object on a timely basis. Notwithstanding anything to the contrary contained herein, in the event that either (i) the Company and the Assignee are unable to agree on the language to be used in the New Registration Statement, or (ii) the New Registration Statement has not been filed with the SEC by the Filing Date, the Assignee shall have the right to terminate this Agreement at any time after the Filing Date (the "Assignee's Termination Right").

         4. Closing of the Sale of the Securities.

                  (a) The closing for the sale of the Securities (the "Closing") shall, subject to the terms of the Escrow Agreement, take place two (2) business days following the date on which the Escrow Agent has received a copy of the New Registration Statement, together with proof reasonably satisfactory to the Assignee that such New Registration Statement has been filed with the SEC.

                  (b) At the Closing, the Escrow Agent, in accordance with and subject to the terms and conditions of the Escrow Agreement, shall deliver (i) to the Assignee, (x) a copy of the New Registration Statement which has been filed with the SEC, (y) now stock certificate(s) registered in the name of the Assignee reflecting the ownership of 15,000 shares of Series A Preferred Stock by the Assignee, and (z) a new common stock purchase warrant registered in the name of the Assignee (the "Assignee Warrant") in the form of the Warrant, to acquire 21,428 shares of Common Stock, which Assignee Warrant shall contain the same terms as the Warrant, except that the exercise price of the Assignee Warrant shall be 130% of the average closing bid price of the Common Stock for the five days trading days immediately preceding May 1, 1998, provided, that such exercise price shall not exceed $9.425, (ii) to the Assignor, (x) the Purchase Price, and (y) a new common stock purchase warrant registered in the name of the Assignor (the "Assignor Warrant"), in the form of the Warrant, to acquire 35,714 shares of Common Stock, which Assignor Warrant shall contain the same terms as the Assignee Warrant, (iii) to the Company, the old warrant, representing the Warrant, previously delivered to the Assignor in connection with the Subscription Agreement, and (iv) to the party entitled thereto, all other documents, instruments and writings, if any, required to have been delivered at or prior to such Closing by any party hereto pursuant to this Agreement or the Escrow Agreement.

         5.       Certain Agreements of the Company.

                  (a) The Company acknowledges and confirms that (i) the Assignee is an intended beneficiary hereof and shall be entitled to enforce all of the rights and benefits of a Purchaser under the Purchase Agreement as if it were a party thereto, and (ii) the Assignee's Underlying Shares shall be deemed to be "Registrable Securities" (as defined in the Registration Rights Agreement), and that the Assignee shall have the same registration rights with respect to the Assignee's Underlying Shares as all other owners of "Registrable Securities" have under the Registration Rights Agreement as if it were a party thereto.

                  (b) The Company acknowledges and confirms that if the New Registration Statement is not declared effective by the SEC on or prior to the 60th day following the date of the Closing (the "Effectiveness Date") the Company shall pay to the Assignee $15,000 on the Effectiveness Date as liquidated damages and not as a penalty. Thereafter, the Company shall pay to the Assignee, as liquidated damages and not as a penalty, $45,000 on each
monthly   anniversary   following  the  Effectiveness  Date  in  which  the  New
Registration Statement has not been declared effective by the SEC. The Effectiveness Date will be extended, as applicable, by the number of days, in excess of two (2), during which the proposed registration statement was reviewed by the Assignee and its counsel pursuant to Section 3 hereof.

                  (c) At the Closing, the Company shall pay one half (1/2) of the legal fees and expenses of the Assignee incident to the preparation and negotiation of documents relating to the transactions contemplated by this Agreement, up to a maximum of $5,000.

                  (d) At the Closing, the Company agrees to pay to the Assignor accrued and unpaid dividends up to and including the date of the Closing and a special payment of 1.5% of the aggregate Original Issue Price of the Sold Shares.

                  (e) The Assignee and the Company agree that the Assignee's right to receive dividends on the Sold Shares shall begin on the day immediately following the Closing.

         6.       Certain Agreements of the Assignee.

                  (a) The Assignee agrees that it will not exercise its right to convert the Sold Shares into shares of Common Stock prior to 90 days following the date of the Closing.

                  (b) The Assignee agrees further that until the day the Assignee validly exercises its right to convert the Sold Shares into shares of Common Stock (the "Lock-up Period"), it will not, without the express prior written consent of the Company, offer, sell, make any short sale of, loan, encumber, grant any option for the purchase of, or otherwise, dispose of (the "Resale Restrictions"), any securities of the Company beneficially owned or otherwise held by the Assignee as of the date hereof or hereafter acquired by the Assignee (collectively, the "Restricted Securities"). The foregoing Resale Restrictions are expressly agreed to preclude the holder of the Restricted Securities from engaging in any hedging or other transaction which may lead to or result in a sale of Restricted Securities during the Lock-up Period, even if such Restricted Securities would be sold by someone other than the Assignee. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box), any pledge or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Restricted Securities. The Resale Restrictions shall not apply to the conversion of the Sold Shares into Common Stock as contemplated by this Agreement but shall apply to the Common Stock issued upon such conversion. The Assignee agrees and consents to the entry of stop transfer instructions with the transfer agent for the Company's Common Stock against any transfer of shares of Common Stock by the undersigned in contravention of the Resale Restrictions.

                  (c) The Assignee agrees not to effectuate or cause a third party to effectuate a sale of, offer for sale, or solicit a purchase or offer to purchase the Common Stock with the intention of causing a reduction in the Conversion Price.

         7.       Miscellaneous.

                  (a)  Authority.  Each of the  Company,  the  Assignor  and the
Assignee hereby represent and warrant to the other that each has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement, that the execution and delivery of this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary action, that this Agreement has been validly executed and delivered, and that this Agreement constitutes its valid, legal and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) Further Assurances. The parties hereto agree to execute such other documents and instruments as may be reasonably required to effectuate the sale, transfer, conveyance and assignment contemplated by this Agreement.

                  (c) Amendment and Modification. This Agreement may be amended, modified and supplemented only in a written agreement executed by each of the parties hereto.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Assignment of the rights and obligations hereunder shall be governed by the terms thereof set forth in the Registration Rights Agreement. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principals thereof.

                  (f) Counterpart Signatures; Facsimile. This Agreement may be executed in counterparts, which will, when taken together, be deemed for all purposes to be one and the same Agreement. For all purposes, a signature delivered by facsimile shall have the same force and effect as the original of such signature.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

                                                    SIGMA DESIGNS, INC.



                                                    By:_________________________
                                                          Name:_________________
                                                          Title:________________


                                                    BANQUE EDOUARD CONSTANT



                                                    By:_________________________
                                                          Name:_________________
                                                          Title:________________


                                                    KA INVESTMENTS LDC



                                                    By:_________________________
                                                          Name:_________________
                                                          Title:________________

                                                                      Schedule A


                   Representations and Warranties of Assignor

         1. The Shares and the Warrant were acquired by the Assignor in a transaction exempt from the registration requirements of the Securities Act.

         2. The Assignor holds of record and owns beneficially the Securities.

         3. The Assignor is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that requires the Assignor to sell, transfer, or otherwise dispose of any of the Securities or the Underlying Shares.

         4. The Assignor has all right, power and authority to transfer the Securities to the Assignee in accordance with the terms of this Agreement.

         5. Upon the Closing, such Securities will be transferred to the Assignee free and clear of all liens, claims and encumbrances.

         6. No consent, approval or other authorization is required for the Assignor to assign the Securities to the Assignee pursuant to the terms of this Agreement.

         7. Immediately prior to the date of this Agreement, the Assignor was listed as a selling shareholder in the Registration Statement with respect to the Underlying Shares.

                                                                      Schedule B


                  Representations and Warranties of the Company

         1. The Shares and the Warrant were acquired by the Assignor in a transaction exempt from the registration requirements of the Securities Act.

         2. The Registration Statement remains effective with respect to the resale of the Warrant Shares and shares of Common Stock underlying the Assignor's Shares.

                                                                      Schedule C


                   Representations and Warranties of Assignee

         1. The Assignee represents that it is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

         2. The Assignee either alone or with its representatives has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement.

         3. The Assignee is able to bear the economic risk of the investment contemplated by this Agreement and, at the present time, is able to afford a complete loss of such investment.

         4. The Assignee has no present intention to sell the Securities to or through any person or entity.

         5. The Assignee is acquiring the Securities for its own account and does not intend to be a "distributor" of the Securities.

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (this "Agreement"), dated as of March 11, 1998, among Sigma Designs, Inc. (the "Company"), Banque Edouard Constant (the "Assignor"), KA Investments LDC (the "Assignee") and Robinson Silverman Pearce Aronsohn & Berman LLP ("RSPA&B") as escrow agent (the "Escrow Agent").


                                    Recitals

         A. Simultaneously with the execution of this Agreement, the Company, the Assignor and the Assignee have entered into an Assignment and Assumption Agreement, dated as of the date hereof (the "Assignment Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Assignment Agreement), pursuant to which the Assignor is assigning the Securities to the Assignee.

         B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the delivery of the Purchase Price to be paid for the Securities and the delivery of one or more stock certificates representing the Sold Shares and the Sold Warrant (collectively, the "Consideration").

         C. Upon the closing of the transaction contemplated by the Assignment Agreement (the "Closing"), and the occurrence of an event described in Section 2 below, the Escrow Agent shall cause the distribution of the Consideration in accordance with the terms of this Agreement.

         NOW, THEREFORE, IT IS AGREED:

         1.       Deposit of Consideration.

                  (a) Concurrently with the execution hereof (i) the Assignee shall deposit the Purchase Price with the Escrow Agent, (ii) the Assignor shall deliver to the Escrow Agent (x) the stock certificate(s), representing the 15,000 Shares, previously delivered to the Assignor in connection with the Subscription Agreement (the "June Stock Certificates"), and (y) the common stock purchase warrant, representing the Warrant, previously delivered to the Assignor in connection with the Subscription Agreement (the "June Warrant" and together with the June Stock Certificate, the "June Securities"), and (iii) the Company shall deliver to the Escrow Agent (w) stock certificate(s) registered in the name of the Assignee reflecting the ownership of 15,000 Shares by the Assignee (the "Assignee March Stock Certificate"), (x) a common stock purchase warrant registered in the name of the Assignee, in the form of the Warrant, to acquire 21,428 shares of Common Stock, which, except as otherwise set forth in the Assignment Agreement, shall contain the same terms as the Warrant (the "Assignee March Warrant" and together with the Assignee March Stock Certificate, the "Assignee March Securities") and (y) a common stock purchase warrant registered in the name of the Assignor, in the form of the Warrant, to acquire 35,714, shares of Common Stock, which, except as otherwise set forth in the Assignment Agreement, shall contain the same terms as the Warrant (the "Assignor March Securities").

                  (b) The Assignor shall also deliver to the Escrow Agent wiring instructions for transfer of the Purchase Price by the Escrow Agent into an account specified by the Assignor for such purpose. In addition, the Company, the Assignee and the Assignor shall deposit with the Escrow Agent all other certificates and documents required under the Assignment Agreement to be delivered by them at the Closing (such certificates and other documents being hereinafter referred to as the "Ancillary Closing Documents").

                           (i)      The Purchase Price shall be delivered by the
Assignee to the Escrow Agent by wire transfer to the following account:

                                    Citibank, N.A.
                                    153 East 53rd Street
                                    New York, NY 10043
                                    ABA No.:  021-000-089
                                    For the Account of
                                    Robinson Silverman Pearce Aronsohn
                                      & Berman LLP
                                    Attorney Trust Account
                                    Account No.:  37-204-162
                                    Reference:  11161-7

                           (ii)     The Assignor March Securities,  the Assignee
March Securities, the June Securities and the Ancillary Closing Documents, if any, shall be delivered to the Escrow Agent at its address for notice indicated in Section 5(a).

                  (c) Until termination of this Agreement, any additional Consideration to be paid or delivered pursuant to the Assignment Agreement shall be deposited with the Escrow Agent.

                  (d) The Assignee and the Assignor understand that all monetary Consideration delivered to the Escrow Agent pursuant to this Agreement shall be held in escrow in the Escrow Agent's interest bearing business account until it is released in accordance with this Agreement.

                  (e)      At the Closing:

                           (i)      the  Purchase  Price shall be reduced by all
wire transfer fees incurred thereupon; and

                           (ii)     the  Company  shall pay to the Escrow  Agent
one half (1/2) of the Assignee's legal fees, up to a maximum of $5,000, pursuant to Section 5(c) of the Assignment Agreement.

         2.       Terms of Escrow.

                  (a) The Escrow Agent shall continue to follow the provisions of this Agreement until the earlier to occur of (i) the date of the Escrow Agent's receipt of the New Registration Statement as filed with the SEC, or (ii) the earlier to occur of (x) the exercise by the Assignee of the Assignee's Termination Right, or (y) the date on which the Escrow Agent receives a written notice, executed by the Company, the Assignor and the Assignee, stating that the Assignment Agreement has been terminated in accordance with its terms and instructing the Escrow Agent with respect to the Purchase Price, the Assignee March Securities, the Assignor March Securities, the June Securities and the Ancillary Closing Documents, if any.

                  (b) If the Escrow Agent receives the items referenced in clause (i) of Section 2(a) prior to its receipt of the notice referenced in clause (ii) of Section 2(a), then, promptly thereafter, the Escrow Agent shall deliver (i) to the Assignee the (x) Assignee March Securities, and (y) any interest earned on account of the Purchase Price that shall have accrued from the date hereof through the date of the Closing, (ii) to the Assignor, (x) the Purchase Price (net of amounts described under Section l(e)(i)), and (y) the Assignor March Securities, (iii) to the Company, the June Securities, and (iv) to the appropriate party, the Ancillary Closing Documents.

                  (c) If the Escrow Agent receives the notice referenced in clause (ii) of Section 2(a) prior to its receipt of the items referenced in clause (i) of Section 2(a), then the Escrow Agent shall promptly upon receipt of such notice return (i) the Purchase Price (together with any interest earned thereon through such date) to the Assignee, (ii) the June Securities to the Assignor, (iii) the Assignor March Securities and the Assignee March Securities to the Company, and (iv) any Ancillary Closing Documents to the party that delivered the same.

                  (d) If the Escrow Agent, prior to delivering or causing to be delivered the Consideration in accordance herewith, receives notice of objection, dispute, or other assertion in accordance with any of the provisions of this Agreement, the Escrow Agent shall continue to hold the Consideration until such time as the Escrow Agent shall receive (i) written instructions jointly executed by the Assignor, the Assignee and the Company, directing distribution of such Consideration, or (ii) a certified copy of a judgment, order or decree of a court of competent jurisdiction, final beyond the right of appeal, directing the Escrow Agent to distribute said Consideration to any party hereto or as such judgment, order or decree shall otherwise specify (including any such order directing the Escrow Agent to deposit the Consideration into the court rendering such order, pending determination of any dispute between any of the parties). In addition, the Escrow Agent shall have the right to deposit any of the Consideration with a court of competent jurisdiction pursuant to Section 1006 of the New York Civil Practice Law and Rules without liability to any party if said dispute is not resolved within 30 days of receipt of any such notice of objection, dispute or otherwise.

         3.       Duties and Obligations of the Escrow Agent.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct.

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Company, the Assignee and the Assignor are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Company, the Assignee and the Assignor, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by each of the Company, the Assignee and the Assignor, and agreed to in writing by the Escrow Agent.

                  (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all Consideration then held in escrow, until it shall jointly be directed otherwise in writing by the Assignee and the Assignor or by a final judgment of a court of competent jurisdiction.

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Consideration then held by it, it may do so by delivering the same to any other escrow agent mutually agreeable to the Assignee and the Assignor and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the Assignee and the Assignor of its desire to so relinquish custody of the Consideration then held by it, then the Escrow Agent may do so by delivering such Consideration (a) to any bank or trust company in the

Borough of Manhattan, City and State of New York, which is willing to act as escrow agent thereunder in place and instead of the Escrow Agent, or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the State, County and City of New York. The fee of any such bank or trust company or court officer shall be borne by the Assignor. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and the Assignor shall promptly pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below.

                  (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Company, the Assignee or the Assignor, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration. The Company and the Assignor understand that RSPA&B has acted and will continue to act as counsel to Assignor.

                  (i) The reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel and advisors' and agents' fees and all taxes or other governmental charges, if any, shall be paid by the Assignor.

         4. Indemnification. The Company, the Assignee and the Assignor, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred, directly or indirectly, by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder and the costs of recovery of amounts pursuant to this
Section 4.

         5.       Miscellaneous.

                  (a) All notices, requests, demands and other communications hereunder shall be made in accordance with the notice provisions of the Assignment Agreement at the addresses set forth therein. Notices to the Escrow Agent shall be sent to the following address:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, New York 10104
                           Facsimile No.:  (212) 541-4630
                           Attention:  Eric L. Cohen, Esq. and
                           Alexandre T. Speaker, Esq.

                  (b)  This  Agreement   shall  be  construed  and  enforced  in
accordance with the law of the State of New York applicable to contracts entered into and performed entirely within New York.

                  (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

                                                     SIGMA DESIGNS, INC.



                                       By:______________________________________

                                      Name:_____________________________________

                                     Title:_____________________________________

                                                     BANQUE EDOUARD CONSTANT



                                       By:______________________________________

                                      Name:_____________________________________

                                     Title:_____________________________________


                                                     KA INVESTMENTS LDC



                                       By:______________________________________

                                      Name:_____________________________________

                                     Title:_____________________________________


                                                     ROBINSON SILVERMAN PEARCE
                                                       ARONSOHN & BERMAN LLP


                                       By:______________________________________
                                                   A Member of the Firm